UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): December 14, 2004


                                 PEOPLES BANCORP
            (Exact Name of Registrant as Specified in Its Charter)


                                      Indiana
                  (State or Other Jurisdiction of Incorporation)

                 000-18991                          35-1811284
                ---------                          ----------
         (Commission File Number)       (I.R.S. Employer Identification No.)


                  212 West Seventh Street, Auburn, Indiana 46706
                    (Address of Principal Executive Offices)

                                    260-925-2500
             (Registrant's Telephone Number, Including Area Code)


                                   Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         On December 14, 2004, the Board of Directors of Peoples Bancorp, an Indiana corporation (the "Company"), amended Section 2.15 of the Bylaws and deleted Section 4.14 of the Bylaws and restated the Bylaws to reflect such changes. The Amended and Restated Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K.

         Prior to such amendment and restatement, Sections 2.15 and 4.14 of the Company's Bylaws governed the submission of stockholder proposals and director nominations at annual meetings of the stockholders, respectively. Section 2.15 of the Amended and Restated Bylaws now governs both the process for nominating directors and the procedures for stockholder proposals.

         Previously, Sections 2.15 and 4.14 of the Bylaws permitted stockholders to submit nominations and proposals only 20 days prior to the annual meeting of the stockholders. As amended, Section 2.15 now provides that, beginning with the 2006 annual meeting of the stockholders, stockholders must submit director nominations and proposals to the Company generally at least 120 days before the date that the prior year's proxy statement was distributed to the stockholders. With respect to special meetings, stockholders must submit nominations and proposals no later than the close of business on the tenth business day following the date on which notice of the special meeting was given.

         Amended Section 2.15 of the Bylaws also requires stockholders to provide the following additional information along with their nomination and/or proposal: (i) information concerning their current holdings of Company stock;
(ii) a representation that the stockholder is a holder of record of stock and will appear at the meeting either in person or by proxy; (iii) a description of all arrangements and understandings they may have with each nominee or any other person pursuant to which the nomination was made or the proposal submitted; (iv) all other information concerning each nominee and proposal that is required to be included in the proxy statement; and (v) the consent of the nominee to serve if elected.

         Finally, amended Section 2.15 of the Bylaws now provides additional details concerning the procedures for director nominations by the Board of Directors and authorizes the Nominating Committee to select or recommend director nominees to the Board. Subject to applicable law and SEC regulations:
(a) the Board of Directors shall have the sole authority to select the nominees to be considered for election or appointment as a director, provided however, the Board of Directors shall have the right to establish a Nominating Committee with the sole authority to select, or recommend to the Board of Directors, the nominees to be considered for election or appointment as a director; and (b) the Board of Directors shall have the sole authority to accept or reject any stockholder proposal. For more information concerning the procedures for nomination of directors or stockholder proposals, see the Amended and Restated Bylaws attached hereto as Exhibit 3.1.

         As previously disclosed in the Company's Proxy Statement dated December 10, 2004, the Company must receive all proposals of stockholders to be presented for consideration at the 2006 annual meeting of stockholders and included in the proxy statement, in writing, no later than August 15, 2005. Such proposal must comply with SEC proxy rules, including Rule 14a-8.

         As a result of the amendment to the Bylaws, stockholder proposals that are not intended to be included in the proxy statement must also be received by the Company no later than August 15, 2005 to be considered at the 2006 annual meeting of stockholders.

         In addition, if the Company does not receive notice of a stockholder proposal by August 15, 2005, then the persons named in the proxy will have the discretionary authority to vote on such matter at the 2006 annual meeting of stockholders.


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Item 9.01         Financial Statements and Exhibits.

Exhibit Number    Description

3.1       Bylaws of the Company, amended and restated as of December 14, 2004.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 20, 2004                   PEOPLES BANCORP (Registrant)


                               By:      /s/ Maurice F. Winkler, III
                                       ---------------------------------------
                                               Maurice F. Winkler, III
                                          President, Chief Executive Officer
                                                    and Director




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                                  EXHIBIT INDEX

Exhibit Number    Description

3.1       Bylaws of the Company, amended and restated as of December 14, 2004.